UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2014

ENTROPIC COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33844 (Commission File Number)	33-0947630 (IRS Employer Identification No.)

6290 Sequence Drive San Diego, CA 92121 (Address of Principal Executive Offices and Zip Code)

(858) 768-3600 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.     Costs Associated with Exit or Disposal Activities.
On June 9, 2014, the Company announced that it is implementing a corporate restructuring plan to accelerate the Company's path to profitability.
The restructuring plan will include the closures and consolidations of several global facilities including facilities located in Austin, Texas, India, Taiwan and Israel. The Company expects that approximately 150 positions will be eliminated in connection with the restructuring plan, representing about 23% of its work force.
The Company expects to incur a total pre-tax restructuring charge of approximately $5 million, of which about 75% is expected to be cash expenditures. The restructuring is expected to include approximately $3 million for employee severance and one-time termination benefits, as well as other employee related costs associated with the restructuring. Additionally, the Company will incur about $2 million for lease termination costs and asset impairment charges.
Beginning in the fourth quarter of 2014, Entropic expects to realize approximately $6 million in quarterly savings, primarily in operating expenses mainly related to personnel and facilities expenses, with annualized savings in those same areas projected at $24 million.
The timing and costs of the restructuring plan may vary from the Company's current estimates based on many factors, including the finalization of timetables for the transition of functions, consultations with employees, and the statutory severance requirements of particular legal jurisdictions impacted. The Company may incur other material charges not currently anticipated due to events that may occur as a result of, or associated with, the restructuring plan and related activities. To the extent required by applicable rules, the Company may file one or more amendments to this Current Report on Form 8-K or include such disclosure in a future Quarterly Report on Form 10-Q or Annual Report on Form 10-K as details of the restructuring plan are refined and estimates of costs and charges are finalized.

Forward-Looking Statements
Statements in this Current Report on Form 8-K that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty, including, but not limited to, the Company's expectations for future revenue and earnings per share, the costs and expenses that the Company anticipates will result from the restructuring plan and the expected benefits that the Company anticipates will result from the restructuring plan, all of which are prospective. Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to the differences include, but are not limited to, risks and uncertainties associated with estimating revenues and earnings per share prior to the Company closing its books and verifying such information; the Company's ability to successfully implement its restructuring plan to leverage synergies and optimize its resources; the impact of the restructuring plan on the Company's business, including a potential adverse effect on revenues and the Company's other financial results; unanticipated charges not currently contemplated that may occur as a result of the restructuring plan, the Company's ability to continue to attract and retain key engineering and management employees, and risks and other uncertainties more fully described in the Company's filings with the Securities and Exchange Commission, including, but not limited to, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. These forward-looking statements speak only as of the date hereof, and the Company expressly disclaims any intent or obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

ENTROPIC COMMUNICATIONS, INC.

Dated: June 9, 2014	By:	/s/ Lance W. Bridges
Lance W. Bridges, Esq.
Senior Vice President and General Counsel